Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2021 with respect to the consolidated financial statements of Exela Technologies, Inc. incorporated herein by reference.

/s/ KPMG LLP

Detroit, Michigan

February 15, 2022